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                                                                     Exhibit 2.2

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

FIRST AMENDMENT (this "First Amendment"), dated as of June 8, 2004, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 1, 2004, by and among Titan Holdings, Inc., a Delaware corporation (the "Company"), Micron Holdings, Inc., a Delaware corporation ("Parent") and Micron Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Acquisition Sub"). All capitalized terms which are used but not otherwise defined herein shall have the meanings specified to such terms in the Merger Agreement.

WHEREAS, the Company, Parent and Acquisition Sub are parties to the Merger Agreement, pursuant to which Acquisition Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to Section 9.8 of the Merger Agreement, the Company, Parent and Acquisition Sub desire to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Section 2.5(b). Section 2.5(b) of the Merger Agreement is hereby amended to delete "$25,000,000" in the first sentence thereof and insert in its place "$28,000,000".

      2. Section 10.1; No Effect on Merger Consideration.

            (a) Section 10.1. Section 10.1 of the Merger Agreement is hereby amended by deleting the defined terms set forth below and replacing them in their entirety as set forth below:

            "Deemed Aggregate Option Exercise Price" means the aggregate exercise price of all options to purchase shares of Common Stock that are outstanding immediately prior to the Effective Time (whether or not such options are vested and whether or not such options are exercisable prior to the Effective Time); provided, however, that any and all options with respect to which the holder(s) thereof effect a cashless exercise on the date on which the Effective Time occurs shall nonetheless be deemed outstanding immediately prior to the Effective Time for the purposes of this definition and the definition of "Fully Diluted Shares".

            "Fully Diluted Shares" means the number of shares of Common Stock (excluding any shares of Common Stock issued in respect of options that have been exercised on the date on which the Effective Time occurs pursuant to a cashless exercise) plus the number of shares of Common Stock issuable upon the exercise of all outstanding options to purchase shares of Common Stock (including options deemed outstanding pursuant to the proviso to the definition of "Deemed

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                                                                               2

            Aggregate Option Exercise Price") (it being understood and agreed that the determination of the number of shares of Common Stock issuable upon the exercise of any such outstanding option shall assume such option is not exercised pursuant to a cashless exercise), whether or not vested or exercisable prior to the Effective Time, in each case outstanding immediately prior to the Effective Time, it being agreed that at least five Business Days prior to the Closing Date the Company will provide to Parent the number, and a summary of, the Fully Diluted Shares; provided, however, that the term "Fully Diluted Shares" shall include all Company Stock to be contributed by the Continuing Stockholders pursuant to the Continuing Stockholder Contribution.

            (b) No Effect on Merger Consideration. For the avoidance of doubt, the parties understand and agree that neither the foregoing revised definitions nor the cashless exercise of options on the date on which the Effective Time occurs shall in any way increase the Common Stock Merger Consideration or the Per Share Common Stock Merger Consideration payable to holders of Common Stock and holders of options to purchase shares of Common Stock to an amount greater than such holders would have received if no cashless exercise of options had so occurred.

      3. Exhibit 7. Exhibit 7 to the Merger Agreement is hereby amended in its entirety to read as set forth on Exhibit 1 hereto.

      4. Continued Force and Effect. The parties hereto hereby acknowledge and confirm that (i) this First Amendment shall not constitute a waiver, amendment or modification of any provision of the Merger Agreement not expressly referred to herein, (ii) except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect, and (iii) from and after the date hereof, all references to the Merger Agreement or to "this Agreement", "hereto", "thereto", or words of similar import in the Merger Agreement or referring to the Merger Agreement shall be deemed to mean the Merger Agreement as amended by this First Amendment.

      5. Counterparts. This First Amendment may be executed simultaneously or in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument.

      6. Governing Law. The parties hereto agree that this First Amendment shall be governed by, and construed in all respects in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

      7. Amendments. This First Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.

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                                                                               3

      8. Captions; Articles and Sections. The captions contained in this First Amendment are for reference purposes only and are not part of this First Amendment. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of the Merger Agreement, as amended by this First Amendment.

                  [Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this First Amendment has been executed on behalf of each of the parties hereto as of the date first written above.

                             TITAN HOLDINGS, INC.

                             By: /s/ John C. Kennedy
                                 -----------------------------------------------
                                 Name: John C. Kennedy
                                 Title:

                             MICRON HOLDINGS, INC.

                             By: /s/ David R. Mitchell
                                 -----------------------------------------------
                                 Name:  David R. Mitchell
                                 Title: Vice President

                             MICRON MERGER CORPORATION

                             By: /s/ David R. Mitchell
                                 -----------------------------------------------
                                 Name:  David R. Mitchell
                                 Title: Vice President

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                                    Exhibit 1

                   (Amended Exhibit 7 to the Merger Agreement)

                                 PROJECT MICRON
                               SUMMARY TERM SHEET

                      CONTINUING STOCKHOLDER'S CONTRIBUTION

Prior to the Effective Time, John C. Kennedy ("Kennedy") and Micron Holdings, Inc. ("Company") shall enter into a Contribution Agreement (herein so called) providing for a exchange of certain shares of common stock of Titan Holdings, Inc. by Kennedy for shares of common stock of the Company. The Contribution Agreement shall contain customary terms and conditions, including, without limitation, those described below.

CONTINUING
STOCKHOLDER           John C. Kennedy
-----------           ---------------
CONTRIBUTION          Number of shares with a value equal to $28mm based
SHARES                upon the Common Stock Merger Consideration shall be
                      exchanged. There will be no holdback, escrow, post-closing indemnification or other post-closing adjustments with
                      regards to the contribution by Kennedy.

EXCHANGE              Shares of common stock of the Company representing
SHARES                a percentage equal to $28mm divided by the total amount of consideration contributed by all stockholders (as of
                      immediately prior to the effective time of the Merger),
                      subject to dilution only for the options (described in the
                      Option Program for Senior Management term sheet attached
                      to the Stockholders' Agreement term sheet).

EMPLOYMENT            As a condition to Kennedy's obligation to make
AGREEMENT             the contribution, the Company shall enter into an
                      employment agreement with Kennedy as CEO of the Company on terms customary for executives similarly situated.

STOCKHOLDERS'         As a condition to the contribution by Kennedy, the Company,
AGREEMENT             Transportation Resource Partners, LP (with affiliates,
                      "TRP"), GS Capital Partners 2000, L.P. (with
                      affiliates, "GSCP") and Kennedy shall enter into a
                      Stockholders' Agreement substantially on the terms set
                      forth on the Stockholders' Agreement Term Sheet.